Exhibit 10.26
INDEPENDENT CONTRACTOR AGREEMENT

This Independent Contractor Agreement (“Agreement”) is made by and between WORKHORSE GROUP, INC., a Nevada corporation (the “Company”) and DUANE HUGHES (the “Contractor”) (collectively, the “Parties”) as of the Effective Date (defined herein).
WHEREAS, the Company wishes to engage the Contractor as an independent contractor, and the Contractor wishes to provide services to the Company as an independent contractor.
NOW THEREFORE, in consideration of the mutual promises and other good and valuable consideration set forth herein, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
1.Term. The term of this Agreement shall begin on August 2, 2021 and shall end on September 30, 2021, unless prior terminated pursuant to Section 9 herein (“Term”). Upon the conclusion of the Term, this Agreement shall automatically terminate unless the Parties mutually agree to extend the Term and such agreement is reduced to a signed writing by and between the Parties.
2.Services. The Company hereby engages Contractor, and Contractor hereby accepts such engagement, as an independent contractor to provide certain services to the Company on the terms and conditions set forth in this Agreement including, but not limited to, cooperating in connection with any claims arising out of the Contractor’s past employment with the Company and his performance of services under this Agreement. Contractor shall perform services for the Company as are within the Contractor’s area of knowledge, skill, and expertise as directed, from time to time, by the Board and Officers of the Company (“Services”). Contractor shall personally perform the Services and shall not subcontract or assign the obligation or right to perform Services to any other individual or entity without prior written consent of the Company. The Contractor, and not the Company, shall control the manner or means by which Contractor performs the Services, including but not limited to the time and place Contractor performs the Services, provided, however, that the Company reserves the right to establish deadlines and minimum standards for the performance of each and every assignment. The Company and Contractor anticipate that the time devoted to services hereunder will be less than 20% of the time that Contractor devoted to services as an employee during the 36-month period prior to the end of Contractor’s employment with the Company. The Company shall provide Contractor with access to its premises, materials, information, and systems to the extent necessary for the performance of the Services. Unless otherwise provided by the Company, Contractor shall furnish, at Contractor’s own expense, the materials, equipment, and other resources necessary to perform the Services. Contractor shall comply with all rules and procedures communicated to Contractor by the Company.
3.Compensation for Services. As full compensation for the Services and the rights granted to the Company in this Agreement, the Company shall:
a)Monthly Fee. Pay Contractor a fixed fee of fifteen thousand dollars ($15,000) each calendar month of the Term (“Monthly Fee”), payable on or before the 15th day of the month immediately following the month for which the Monthly Fee is attributed. Contractor acknowledges that Contractor will receive an IRS Form 1099-NEC from the Company, and that Contractor shall be solely responsible for all federal, state, and local taxes.
b)Equity Awards. By mutual agreement of the Parties, as of the Effective Date, the Restricted Stock Agreement between the Company and the Contractor dated as February 25, 2021 is being amended on the terms and conditions set forth in an Amendment to Restricted Stock Agreement entered into between the Company and the Contractor as of the date

Exhibit 10.26
of this Agreement (the “Amended Equity Awards”). In addition, the Company and the Contractor will enter into an amendment to certain Stock Option Agreements between the Company and the Contractor to extend until January 31, 2022 the period in which the Contractor may exercise such Stock Option Agreements as to shares that are vested as of the Effective Date.
4.Independent Contractor Relationship. Contractor is an independent contractor of the Company, and this Agreement shall not be construed to create any association, partnership, joint venture, employment, or agency relationship between Contractor and the Company for any purpose. Contractor has no authority (and shall not hold himself out as having authority) to bind the Company and Contractor shall not make any agreements or representations on the Company’s behalf without the Company's prior written consent. Contractor will not be eligible to participate in any vacation, group medical or life insurance, disability, profit sharing or retirement benefits, or any other fringe benefits or benefit plans offered by the Company to its employees (other than plans which, by their terms, allow continuation or conversion of benefits to former employees generally, in which case Contractor’s rights shall be in accordance with those terms), and the Company will not be responsible for withholding or paying any income, payroll, Social Security, or other federal, state, or local taxes on the Monthly Fee hereunder, making any insurance contributions, including for unemployment or disability, or obtaining workers’ compensation insurance on Contractor’s behalf.
5.Intellectual Property Assignment. The Company is and will be the sole and exclusive owner of all right, title, and interest throughout the world in and to all the results and proceeds of the Services performed under this Agreement (collectively, the “Deliverables”) and all other writings, technology, inventions, discoveries, processes, techniques, methods, ideas, concepts, research, proposals, and materials, and all other work product of any nature whatsoever, that are created, prepared, produced, authored, edited, modified, conceived, or reduced to practice in the course of performing the Services or other work performed in connection with the Services or this Agreement (collectively, and including the Deliverables, “Work Product”) including all patents, copyrights, trademarks (together with the goodwill symbolized thereby), trade secrets, know-how, and other confidential or proprietary information, and other intellectual property rights (collectively “Intellectual Property Rights”) therein. Contractor agrees that the Work Product is hereby deemed “work made for hire” as defined in 17 U.S.C. § 101 for the Company and all copyrights therein automatically and immediately vest in the Company. If, for any reason, any Work Product does not constitute “work made for hire,” Contractor hereby irrevocably assigns to the Company, for no additional consideration, Contractor’s entire right, title, and interest throughout the world in and to such Work Product, including all Intellectual Property Rights therein, including the right to sue for past, present, and future infringement, misappropriation, or dilution thereof. To the extent any copyrights are assigned under this Section 5, Contractor hereby irrevocably waives in favor of the Company, to the extent permitted by applicable law, any and all claims Contractor may now or hereafter have in any jurisdiction to all rights of paternity or attribution, integrity, disclosure, and withdrawal and any other rights that may be known as “moral rights” in relation to all Work Product to which the assigned copyrights apply. Upon the request of the Company, during and after the Term, Contractor shall promptly take such further actions, including execution and delivery of all appropriate instruments of conveyance, and provide such further cooperation, as may be necessary to assist the Company to apply for, prosecute, register, maintain, perfect, record, or enforce its rights in any Work Product and all Intellectual Property Rights therein. In the event the Company is unable, after reasonable effort, to obtain Contractor’s signature on any such documents, Contractor hereby irrevocably designates and appoints the Company as Contractor’s agent and attorney-in-fact, to act for and on Contractor’s behalf solely to execute and file any such application or other document and do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, or other intellectual property protection related to the Work Product with the same legal force and effect as if Contractor had executed them. Contractor agrees that this power of attorney is coupled with an interest. As between the

Exhibit 10.26
Contractor and the Company, the Company is, and will remain, the sole and exclusive owner of all right, title, and interest in and to any documents, specifications, data, know-how, methodologies, software, and other materials provided to the Contractor by the Company (“Company Materials”), including all Intellectual Property Rights therein. Contractor has no right or license to reproduce or use any Company Materials except solely during the Term to the extent necessary to perform Contractor’s obligations under this Agreement. All other rights in and to the Company Materials are expressly reserved by the Company. The Contractor has no right or license to use the Company’s trademarks, service marks, trade names, logos, symbols, or brand names. Contractor shall require each of Contractor’s and employees and subcontractors, if any, to execute written agreements containing obligations of confidentiality and non-use and assignment of inventions and other work product consistent with the provisions of this Section 5 prior to such employee or subcontractor providing any Services under this Agreement.
6.Non-Compete Agreement. The Parties agree that this Agreement is subject to and contingent upon Contractor’s simultaneous execution of the Non-Compete Agreement attached hereto as Exhibit A (“Non-Compete Agreement”).
7.Employment Separation Agreement and Release of Claims. The Parties agree that this Agreement is subject to and contingent upon and results from Contractor’s and the Company’s simultaneous execution and non-revocation of the Employment Separation Agreement and Release of Claims by and between the Parties (“Employment Separation Agreement and Release of Claims”).
8.Contractor Representations and Warranties. Contractor represents and warrants to the Company that:
a)Contractor has the right to enter into this Agreement, to grant the rights granted herein, and to perform fully all of Contractor’s obligations in this Agreement;
b)Contractor’s entering into this Agreement with the Company and Contractor’s performance of the Services do not and will not conflict with or result in any breach or default under any other agreement to which Contractor is subject;
c)Contractor shall perform the Services in compliance with all applicable federal, state, and local laws and regulations, including by maintaining all licenses, permits, and registrations required to perform the Services (if any are required);
d)The Company will receive good and valid title to all Work Product, free and clear of all encumbrances and liens of any kind; and
e)All Work Product is and shall be Contractor’s original work (except for material in the public domain or provided by the Company) and does not and will not violate or infringe upon the intellectual property right or any other right whatsoever of any person, firm, corporation, or other entity.
9.Termination.
a)Termination with Notice. After August 25, 2021, the Contractor or the Company may terminate this Agreement without cause upon 14 calendar days’ written notice to the other Party to this Agreement. In the event of termination pursuant to this clause, the Company shall pay Contractor on a pro-rata basis any Monthly Fees then due and payable for any period prior to and including the date of such termination.

Exhibit 10.26
b)Termination for Cause. After August 25, 2021, the Contractor or the Company may terminate this Agreement, effective immediately upon written notice to the other Party to this Agreement, if the other Party materially breaches this Agreement or any other agreement by and between the Parties as then in effect.
c)Return of Property. The Contractor will promptly return at such time requested by the Company to the Company all Company property in a satisfactory condition, including but not limited to, all keys, credit or access cards, equipment, documents, copies of documents, draft and final reports, materials, studies, disks, computers, and all Company information stored in any electronic form. In addition, the Contractor will return any materials or projects (whether complete or incomplete) that he is working on as an independent contractor of the Company.
10.Release. As a condition to receiving the amounts and benefits in Section 3 hereof, the Contractor shall sign and deliver to the Company a release of claims (the “Release”) in substantially the form attached hereto as Exhibit B, within twenty-one (21) days after the expiration of the Term and not revoke the same within seven (7) days after the delivery of the Release to the Company. The Company shall provide this Release to the Contractor both by overnight mail and email (duane.hughes@twc.com) at the time the Company would like Contractor to sign it. If the Contractor does not sign and delivery the Release or if the Contractor revokes it, the Contractor shall not be entitled to receive the final Monthly Fee under Section 3(a), but this Agreement (including the waivers and releases contained herein and the other agreements incorporated herein) shall otherwise remain in full force and effect.
11.No Known Violations. The Contractor agrees that he will, within twenty-one (21) days after the expiration of the Term, disclose to the Company any and all matters, information, or concerns of any type whatsoever of which the Contractor, in good faith, is currently aware regarding the Company’s actions, policies, practices, and/or procedures that the Contractor believes constitute a violation of any law, rule, or regulation to the best of his knowledge. All such disclosures shall be delivered to the Company’s General Counsel. Additionally, the Contractor represents that he has not been prevented, prohibited, or in any manner restricted by the Company from making a full disclosure of any and all of his concerns regarding such matters to the Company.
12.Survival. The terms and conditions of Sections 4, 5, 6, 7, 9(c), and 10 herein shall survive the expiration or termination of this Agreement.
13.Other Business Activities. Contractor may be engaged or employed in any other business, trade, profession, or other activity which does not place Contractor in a conflict of interest with the Company; provided, that, during the Term and for the period thereafter during which Contractor is subject to a restrictive covenant, the Contractor shall not be engaged in any business activities that violates his restrictive covenants.
14.Binding Effect. This Agreement shall bind the Company, the Company’s successors and assigns, the Contractor and the Contractor’s heirs, executors, administrators, personal representatives, attorneys, dependents, successors, and assigns. Neither this Agreement, nor any right or interest or obligation hereunder shall be assignable by the Contractor, the Contractor’s beneficiaries, or legal representatives without the prior consent of the Company.
15.Entire Agreement. This Agreement, together with the Employment Separation Agreement and Release of Claims, the Amended Equity Awards, and the Non-Compete Agreement, which are expressly incorporated herein, sets forth the entire agreement between the Parties and supersedes any and all prior agreements or understandings, oral or written, between

Exhibit 10.26
the Parties. The terms of this Agreement may not be modified other than in a writing signed by both Parties.
16.Choice of Law & Forum. This Agreement shall in all respects be interpreted, enforced and governed under the laws of the State of Ohio without regard to conflict of laws principles that would require the application of any other law. Any dispute between Contractor and the Company and/or any of the Releasees will be brought solely (i) in the federal district court located in Cincinnati, Ohio or (ii) if its subject matter jurisdiction requirements are not met, in the state courts located in or for Hamilton County, Ohio.
17.Severability. Should any provision of this Agreement, or the application thereof, be held invalid or unenforceable by a court of competent jurisdiction, the invalid or unenforceable provision, to the extent possible, will be revised to adhere to the intentions of the Parties as valid or enforceable under the law, and the remainder of this Agreement shall not be affected and shall continue to be valid and enforceable to the fullest extent permitted by law or equity unless the invalid or unenforceable provisions result in a failure of consideration.
18.Captions. Captions and headings of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.
19.Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same final Agreement. Signatures to this Agreement may be delivered by means of electronic transmission, and all such signatures so delivered shall be deemed to be original signatures for all purposes hereunder.
IN WITNESS WHEREOF, the Parties have executed this INDEPENDENT CONTRACTOR AGREEMENT as of the date of Contractor’s signature below.

INDEPENDENT CONTRACTOR: Duane Hughes By: /s/ Duane Hughes Name: Duane Hughes Date: August 1, 2021	COMPANY: Workhorse Group, Inc. By: /s/ Raymond Chess Name: Raymond Chess Title: Chairman of the Board of Directors Date: August 1, 2021

Exhibit 10.26

EXHIBIT A

Exhibit 10.26
Non-Compete Agreement

This Non-Compete Agreement (“Non-Compete Agreement”) is entered into by and between Workhorse Group Inc., a Nevada corporation (the “Company’), and Duane Hughes (the “Contractor”), (the Company and the Contractor are collectively referred to as the “Parties”), as of the date of Contractor’s signature below (the “Effective Date”).
In consideration of the Contractor’s engagement by the Company as an independent contractor, for the execution of the Independent Contractor Agreement, and amendment of restricted stock awards in connection therewith, all of which the Contractor acknowledges to be good and valuable consideration for the Contractor’s obligations hereunder, the Company and the Contractor hereby agree as follows:
1.Confidential Information. The Contractor understands and acknowledges that prior to and during the course of engagement with the Company, the Contractor has had or will have access to and has learned or will learn about Confidential Information, as defined below, which Confidential Information Contractor agrees he shall not use or disclose without prior written authorization of the Company.
a.Confidential Information Defined. For purposes of this Non-Compete Agreement, “Confidential Information” includes, but is not limited to, all information not generally known to the public, in spoken, printed, electronic, or any other form or medium, relating directly or indirectly to: Work Product, Company Materials, and the Intellectual Property Rights therein (as defined in the Independent Contractor Agreement executed by the Contractor in favor of the Company), computer programming and software, Company products and services, systems, functionality, designs, hardware, parts, concepts, specifications, features, techniques, plans, marketing, sales, performance, cost, pricing, supplier and customer information, data, tables, schedules, contracts and other information concerning the Company or its businesses, any existing or prospective customer, supplier, investor, or other associated third party, or of any other person or entity that has entrusted information to the Company in confidence.
The Contractor understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified or treated as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.
The Contractor understands and agrees that Confidential Information includes information developed by the Contractor in the course of the Contractor’s employment by or independent contractor relationship with the Company as if the Company furnished the same Confidential Information to the Contractor in the first instance. Confidential Information shall not include information that is generally available to and known by the public at the time of disclosure to the Contractor, provided that the disclosure is through no direct or indirect fault of the Contractor or person(s) acting on the Contractor’s behalf.

Exhibit 10.26
b.Company Use and Creation of Confidential Information. The Contractor understands and acknowledges that the Company has invested, and continues to invest, substantial time, money, and specialized knowledge into developing its resources, creating a customer base, generating customer and potential customer lists, training its Contractors, and improving its offerings. The Contractor understands and acknowledges that as a result of these efforts, Company has created, and continues to use and create, Confidential Information. This Confidential Information provides Company with a competitive advantage over others in the marketplace.
c.Disclosure and Use Restrictions. Nothing herein voids, alters, or modifies the Contractor’s obligations under the Independent Contractor Agreement by the Contractor in favor of the Company.
d.Notice of Immunity Under the Defend Trade Secrets Act of 2016 (“DTSA”). Notwithstanding any other provision of this Agreement:
i.The Contractor will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that:
1.is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or
2.is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.
ii.If the Contractor files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Contractor may disclose the Company’s trade secrets to the Contractor’s attorney and use the trade secret information in the court proceeding if the Contractor:
1.files any document containing the trade secret under seal; and
2.does not disclose the trade secret, except pursuant to court order.
e.Other Permitted Disclosures. Nothing in this Agreement shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. The Contractor shall promptly provide written notice of any such order to an authorized officer of the Company.

Exhibit 10.26
Nothing in this Agreement prohibits or restricts the Contractor (or Contractor’s attorney) from initiating communications directly with, responding to an inquiry from, or providing testimony before the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), any other self-regulatory organization, or any other federal or state regulatory authority regarding this Agreement or its underlying facts or circumstances.
2.Restrictive Covenants.
a.Acknowledgment. The Contractor understands that the nature of Contractor’s engagement gives the Contractor access to and knowledge of Confidential Information and places the Contractor in a position of trust and confidence with the Company. The Contractor understands and acknowledges that the intellectual services the Contractor provides to the Company are unique, special, or extraordinary.
The Contractor further understands and acknowledges that the Company’s ability to reserve these for the exclusive knowledge and use of the Company is of great competitive importance and commercial value to the Company, and that improper use or disclosure by the Contractor is likely to result in unfair or unlawful competitive activity.
b.Non-Competition. Because of Company’s legitimate business interest as described in this Agreement and the good and valuable consideration offered to the Contractor, the sufficiency of which is acknowledged, during the term of Contractor’s Term (as defined by the Independent Contractor Agreement) and for the 7 months, to run consecutively, beginning on the last day of the Contractor’s Term (as defined by the Independent Contractor Agreement) with the Company, (the “Restricted Period”), the Contractor agrees and covenants not to engage in Prohibited Activity worldwide (“Restricted Territory”).
For purposes of this non-compete clause, “Prohibited Activity” is activity in which the Contractor contributes the Contractor’s knowledge, directly or indirectly, in whole or in part, as an Contractor, Company, owner, operator, manager, advisor, consultant, contractor, agent, partner, director, stockholder, officer, volunteer, intern, or any other similar capacity to an entity engaged in the same or similar business as the Company, including those engaged the business described in the Company’s 10-K for the year ended December 31, 2020 as conducted by the Company or any of its affiliates at any time within the Restricted Territory. Prohibited Activity also includes activity that may require or inevitably require disclosure of trade secrets, proprietary information, or Confidential Information.

Exhibit 10.26
Nothing herein shall prohibit Contractor from purchasing or owning less than five percent (5%) of the publicly traded securities of any corporation, provided that such ownership represents a passive investment and that the Contractor is not a controlling person of, or a member of a group that controls, such corporation.
This Section does not, in any way, restrict or impede the Contractor from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order.
c.Non-Solicitation of Employees. The Contractor agrees and covenants not to directly or indirectly solicit, hire, recruit, or attempt to solicit, hire, or recruit, any employee of the Company (“Covered Employee”), or induce the termination of employment of any Covered Employee, beginning on the last day of the Contractor’s Term (as defined by the Independent Contractor Agreement) with the Company, regardless of the reason during the Restricted Period.
This non-solicitation provision explicitly covers all forms of oral, written, or electronic communication, including, but not limited to, communications by email, regular mail, express mail, telephone, fax, instant message, and social media, including, but not limited to, Facebook, LinkedIn, Instagram, Twitter, and any other social media platform, whether or not in existence at the time of entering into this Agreement.
However, the Contractor’s posting to Facebook, LinkedIn, Instagram, Twitter, and any other social media platform about Contractor’s status, employment, or new ventures or employers shall not be considered to be in violation of this Section.
d.Non-Solicitation of Customers. The Contractor understands and acknowledges that because of the Contractor’s experience with and relationship to the Company, the Contractor has had and will continue to have access to and has learned and will continue to learn about much or all of the Company’s customer information, including, but not limited to, Confidential Information. “Customer Information” includes, but is not limited to, names, phone numbers, addresses, email addresses, order history, order preferences, chain of command, pricing information, and other information identifying facts and circumstances specific to the customer and relevant to sales.
The Contractor understands and acknowledges that: (i) the Company’s relationships with its customers is of great competitive value; (ii) the Company has invested and continues to invest substantial resources in developing and

Exhibit 10.26
preserving its customer relationships and goodwill; and (iii) the loss of any such customer relationship or goodwill will cause significant and irreparable harm to the Company.
The Contractor agrees and covenants, during the Restricted Period, beginning on the last day of the Contractor’s Term (as defined by the Independent Contractor Agreement) with the Company, not to directly or indirectly solicit, contact, or attempt to solicit or contact, using any other form of oral, written, or electronic communication, including, but not limited to, email, regular mail, express mail, telephone, fax, instant message, or social media, including but not limited to Facebook, LinkedIn, Instagram, or Twitter, or any other social media platform, whether or not in existence at the time of entering into this agreement, or meet with the Company’s current, former, or prospective customers for purposes of offering or accepting goods or services similar to or competitive with those offered by the Company.
3.Non-Disparagement. The Contractor agrees and covenants that the Contractor will not at any time make, publish, or communicate to any person or entity in any public forum any defamatory or disparaging remarks, comments, or statements concerning the Company or its businesses, or any of its employees and officers. Neither the CEO nor Chairman of the Company shall at any time make any public statement concerning the Contractor that such individual making the statement knows to be false and that is materially injurious to the Contractor.
This Section does not, in any way, restrict or impede the Contractor or the Company from exercising protected rights to the extent that such rights cannot be waived by agreement, or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency.
4.Acknowledgment. The Contractor acknowledges and agrees that: (i) the Contractor’s services to be rendered to the Company are of a special and unique character; (ii) that the Contractor will obtain knowledge and skill relevant to the Company’s industry, methods of doing business, and marketing strategies by virtue of the Contractor’s employment; and (iii) that the restrictive covenants and other terms and conditions of this Agreement are reasonable and reasonably necessary to protect the legitimate business interests of the Company.
The Contractor further acknowledges that: (i) the amount of the Contractor’s compensation reflects, in part, the Contractor’s obligations and the Company’s rights under this Agreement; (ii) that the Contractor has no expectation of any additional compensation, royalties, or other payment of any kind not otherwise referenced herein in connection herewith; and (iii) that the Contractor will not be subject to undue hardship by reason of the Contractor’s full compliance with the terms and conditions of this Agreement or the Company’s enforcement thereof.

Exhibit 10.26
5.Remedies. In the event of a breach or threatened breach by the Contractor of any of the provisions of this Agreement, the Contractor hereby consents and agrees that the Company shall be entitled to, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages, or other available forms of relief.
6.Successors and Assigns.
a.Assignment by the Company. To the extent permitted by state law, the Company may assign this Agreement to any subsidiary or corporate affiliate, or to any successor or assign (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Company. This Agreement shall inure to the benefit of the Company and permitted successors and assigns.
b.No Assignment by the Contractor. The Contractor may not assign this Agreement or any part hereof. Any purported assignment by the Contractor shall be null and void from the initial date of purported assignment.
7.Warranty. Contractor represents and warrants that the Contractor is not a party to any non-compete restrictive covenant or related contractual limitation that would interfere with or hinder the Contractor’s ability to undertake the obligations and expectations of employment with the Company.
8.Choice of Law and Forum Selection. This Agreement are governed by, and construed in accordance with, the laws of the State of Ohio, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the laws of any jurisdiction other than the State of Ohio to apply. Any dispute between Contractor and the Company will be brought solely (i) in the federal district court located in Cincinnati, Ohio or (ii) if its subject matter jurisdiction requirements are not met, in the state courts located in or for Hamilton County, Ohio.
9.Entire Agreement. This Agreement, together with the Employment Separation Agreement and Release of Claims entered into by the Parties as of the date of this Agreement and the Independent Contractor Agreement entered into by the Parties as of the date of this Agreement, which are expressly incorporated herein, sets forth the entire agreement between the Parties and supersedes any and all prior agreements or understandings, oral or written, between the Parties.

Exhibit 10.26
10.Modification and Waiver. No provision of this Agreement may be amended or modified unless the amendment or modification is agreed to in writing and signed by the Contractor and by the Chief Executive Officer of the Company. No waiver by either Party of any breach of any condition or provision of this Agreement to be performed by the other Party shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either Party in exercising any right, power, or privilege under this Agreement operate as a waiver to preclude any other or further exercise of any right, power, or privilege.
11.Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, or if any portion of this Agreement shall be held as unenforceable and thus stricken, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding on the Parties with any such modification to become a part hereof and treated as though originally set forth in this Agreement.
The Parties further agree that any such court is expressly authorized to modify any unenforceable provision of this Agreement instead of severing the unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making any other modifications it deems warranted to carry out the intent and agreement of the Parties as embodied in this Agreement to the maximum extent permitted by law.
The Parties expressly agree that this Agreement as so modified by the court shall be binding upon and enforceable against each of them. Should one or more of the provisions of this Agreement be held to be invalid, illegal, or unenforceable in any respect, that invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal, or unenforceable provisions had not been set forth in this Agreement.
12.Captions. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.
13.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart’s signature page of this Agreement, by facsimile, electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, has the same effect as delivery of an executed original of this Agreement.

Exhibit 10.26
14.Tolling. If the Contractor violates any of the terms of the restrictive covenant obligations in this Agreement, the Restricted Period for all such restrictions shall automatically be extended by the period the Contractor was in violation of them.
15.Attorneys’ Fees. If litigation arises out of or concerning this Agreement, the prevailing party shall be entitled to its reasonable attorneys’ fees and costs.
16.Notice. If and when Contractor’s Term (as defined by the Independent Contractor Agreement) with Company terminates, Contractor agrees to provide to any subsequent Company a copy of this Agreement. In addition, Contractor authorizes Company to provide a copy of this Agreement to third parties, including, but not limited to, Contractor’s subsequent, anticipated, or possible future Company.
In Witness Whereof, each of the parties has executed this Agreement, in the case of the Company, by its duly authorized officer, as of the day and year first above written.
Contractor
Duane Hughes
Address:
Date:

Workhorse Group Inc.

By:
Name:
Title:
                        Date:

Exhibit 10.26

EXHIBIT B

Exhibit 10.26
RELEASE OF CLAIMS

1.Pursuant to the Independent Contractor Agreement dated [_______], 2021 (the “IC Agreement”) by and between WORKHOURSE GROUP, INC. (the “Company”) and DUANE HUGHES (the “Contractor”), the Contractor hereby waives, releases, settles, and forever discharges the Company, its affiliates, and each of their respective past and present board members, executives, directors, trustees, officers, employees, agents, insurers, predecessors, successors, attorneys, and any other party associated with the Company (“Releasees”), to the fullest extent permitted by applicable law, from any and all claims, causes of action, rights, demands, debts, liens, liabilities, or damages of whatever nature, including negligence, whether known or unknown, suspected or unsuspected, that the Contractor ever had or may now have, which have been or could be raised by the Contractor against any Releasee through the date hereof. The Contractor’s waiver and release includes, but is not limited to, all claims, liens, demands, or liabilities arising out of or in any way connected with the Contractor’s employment with the Company, the termination of that employment, the performance of services under the IC Agreement, or the termination of those services or the IC Agreement pursuant to any federal, state, or local laws regulating employment or performance of services including, but not limited to, claims of race, national origin, ancestry, handicap, disability, religion, marital status, pregnancy, sexual orientation, gender identity, veteran status, sexual harassment, sex, and age discrimination, retaliation, and all claims under the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Employee Retirement Income Security Act, the Rehabilitation Act of 1973, The Reconstruction Era Civil Rights Act, as amended, the Americans with Disabilities Act of 1990 (“ADA”) and the ADA Amendments Act of 2008, the Family and Medical Leave Act, the Age Discrimination in Employment Act (“ADEA”), including without limitation the Older Workers’ Benefit Protection Act (“OWBPA”), the Equal Pay Act, the Fair Labor Standards Act, the Immigration Control and Reform Act, the Fair Credit Reporting Act, as well as any other common law, federal, state, or local laws, statutes, or ordinances that can be released. Nothing in this Release of Claims shall be construed to prevent the Contractor from participating in any charge of discrimination filed with the Equal Employment Opportunity Commission (“EEOC”) or similar state agency; provided, however, that by signing this Release of Claims, the Contractor waives the right to recover any monetary damages or attorney fees from the Releasees in any claim or lawsuit brought by or through the EEOC or similar state agency. If the Contractor brings an action or other claim against any of the Releasees in violation of this Release of Claims, or otherwise materially breaches the IC Agreement, the Company or such other of the Releasees shall have the right to set off any and all damages to which it or any of the Releasees may be entitled against payments or other benefits due to the Contractor under the IC Agreement or the Employee Separation Agreement and Release of Claims and to recover from the Contractor their attorneys’ fees and costs incurred in defending against such action or other claim. The Contractor agrees that the Contractor is the only person who is able to assert any right or claim arising out of the Contractor’s previous employment with the Company, the performance of services for the Company, the separation from the employment of the Company, and the termination of services for the Company. The Contractor hereby promises that the Contractor has not assigned, pledged, or otherwise sold any such rights or claims, nor has the Contractor relied on any promises other than those expressly contained in the IC Agreement. The release of claims under this paragraph shall not apply to any claims that Contractor may have or will have with respect to his vested benefits, ownership of stock, restricted stock, or stock options in the Company.

The Contractor further expressly and specifically waives any and all rights or claims under the ADEA and the OWBPA (collectively, the “Act”). Contractor acknowledges and agrees that this waiver of any right or claim under the Act (the “Waiver”) is knowing and voluntary, and the Contractor further specifically agrees and represents as follows:

Exhibit 10.26
a)that the IC Agreement in its entirety, as well as, specifically, this Release of Claims, are written in a manner that the Contractor understands;
b)that this Release of Claims specifically relates to rights or claims under the Act;
c)that the Contractor does not waive any rights or claims under the Act that may arise after the date of this Release of Claims;
d)that the Contractor waives rights or claims under the Act in exchange for consideration in addition to anything of value to which the Contractor is already entitled;
e)that the Contractor is hereby advised in writing to consult with an attorney prior to executing this Release of Claims, and that the Contractor has been, or has had the opportunity to be, represented by counsel of his choosing at all times relevant herein;
f)that the Contractor has twenty-one (21) days to consider this Release of Claims (although he may choose to sign it earlier);
g)that the Contractor has seven (7) days after signing this Release of Claims to revoke it; and
h)that this Release of Claims will not be effective until the date on which the revocation period has expired, which will be the eighth day after the Contractor signs this Release of Claims, assuming the Contractor has delivered it to the Company’s General Counsel by such date.
If this Release of Claims is acceptable, the Contractor must sign below on or after the expiration of the Term and deliver the original to the Company’s General Counsel by no later than 5:00 P.M. on October 21, 2021.

CONTRACTOR

By:___________________________
    Duane Hughes

Date:_____________________, 2021

COMPANY:

Workhorse Group, Inc.

By:    _______________________

Name: _______________________

Title: _______________________